UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 13, 2011

Pegasus Tel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-162516	41-2039686
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6315 Presidential Court #150

Fort Myers, FL

Zip Code 33919

(Address of principal executive offices)

Telephone – 239-689-1447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2011, Pegasus Tel, Inc. (the “Company”) filed with the Secretary of State of Delaware a Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock (the “Series B Certificate”).  The Series B Certificate designates that seven million (7,000,000) shares of the Preferred Stock of the Company, $0.0001 par value per share, shall constitute a class of Preferred Stock designated as “Series B Convertible Preferred Stock” (the “Series B Stock”) with a face value of $0.0001 per share.

Each share of the Series B Stock shall be automatically converted into Common Stock, at any time when the Company has sufficient authorized but unissued shares of Common Stock, at a conversion rate of 1:1,711.156 (“Automatic Conversion”).

The Series B Certificate is attached hereto as Exhibit 3.1.

On June 13, 2011, the Company filed with the Secretary of State of Delaware a Certificate of Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock (the “Series C Certificate”).  The Series C Certificate designates that one million (1,000,000) shares of the Preferred Stock of the Company, $0.0001 par value per share, shall constitute a class of Preferred Stock designated as “Series C Convertible Preferred Stock” with a face value of $0.0001 per share.

The Series C Certificate is attached hereto as Exhibit 3.2.

SECTION 9 - Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Designations of Series B Convertible Preferred Stock of the Company.

Exhibit 3.2	Certificate of Designations of Series C Convertible Preferred Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022	Pegasus Tel, Inc.
(Registrant)

By: /s/ Antony Dibiase
Name: Antony Dibiase
Title: Chief Executive Officer